EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Third Quarter Fiscal 2022

MINNEAPOLIS, July 07, 2022 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the third quarter of fiscal 2022.

Third quarter fiscal 2022 highlights include (with growth rates compared to third quarter of fiscal 2021):

  Consolidated net sales increased 23.0% to a quarterly record of $18,965,000
  ZERUST® net sales increased 16.7% to $14,447,000
  ZERUST® oil and gas net sales increased 47.0% to a third quarter record of $1,505,000
  NTIC China net sales decreased 10.2% to $3,624,000
  Natur-Tec® product net sales increased 48.6% to $4,518,000
  Joint venture operating income decreased 25.6% to $2,695,000
  Net income attributable to NTIC decreased to $1,000,000, compared to $2,054,000 during prior year period
  Net income per diluted share attributable to NTIC was $0.11, compared to $0.21 during prior year period
  Non-GAAP adjusted net income was $1,106,000, or $0.12 per diluted share
  NTIC’s cash and cash equivalents were $6,129,000 as of May 31, 2022

“Strong demand across all product categories and the majority of our global markets, in combination with the contribution made by the newly acquired Zerust India, drove quarterly sales to a new record just short of $19 million. Even after excluding incremental sales attributable to Zerust India, total quarterly net sales increased 6.3%, reflecting strong organic growth across many aspects of our business. Third quarter sales and profitability would have been even stronger had it not been for the impact extended COVID-19 related lockdowns had on NTIC China’s results. We are closely watching market conditions in China, and we believe recent government actions to ease COVID-19 restrictions will benefit sales and profitability in the coming quarters. Zerust® oil and gas net sales increased to a third quarter record, driven by higher sales to new and existing customers. Furthermore, our Natur-Tec bioplastics business has returned to pre-COVID levels, even while certain customers in North America and India have yet to fully reopen, in part due to additional raw materials increasingly being made available to us thanks to our close relationships with key suppliers,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

“Profitability has also rebounded nicely overall, despite some joint ventures continuing to lag in this aspect. In all, however, we believe we are well positioned for continued sales growth and improving profitability in the fourth quarter compared to third quarter,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 23.0% to $18,965,000 during the three months ended May 31, 2022, compared to $15,419,000 for the three months ended May 31, 2021. The year-over-year increase in consolidated net sales was primarily due to sales growth across all the Company’s product categories as a result of higher global demand and the recovery from the COVID-19 pandemic. For the nine months ended May 31, 2022, consolidated net sales increased 31.5% to $53,907,000, compared to $40,981,000 for the same period last fiscal year.

The following tables set forth NTIC’s net sales by product category for the three and nine months ended May 31, 2022 and 2021, by segment:

	Three Months Ended May 31,
	2022	% of Net Sales	2021	% of Net Sales	% Change
ZERUST® industrial net sales	$12,412,981	65.5%	$10,100,638	65.5%	22.9%
ZERUST® joint venture net sales	528,670	2.8%	1,253,920	8.1%	(57.8)%
ZERUST® oil & gas net sales	1,505,181	7.9%	1,023,657	6.6%	47.0%
Total ZERUST® net sales	$14,446,832	76.2%	$12,378,215	80.3%	16.7%
Total Natur-Tec® net sales	4,518,089	23.8%	3,040,309	19.7%	48.6%
Total net sales	$18,964,921	100.0%	$15,418,524	100.0%	23.0%

	Nine Months Ended May 31
	2022	% of Net Sales	2021	% of Net Sales	% Change
ZERUST® industrial net sales	$36,680,856	68.0%	$28,574,297	69.7%	28.4%
ZERUST® joint venture net sales	2,252,620	4.2%	2,361,165	5.8%	(4.6)%
ZERUST® oil & gas net sales	3,054,918	5.7%	1,947,420	4.8%	56.9%
Total ZERUST® net sales	$41,988,394	77.9%	$32,882,882	80.2%	27.7%
Total Natur-Tec® net sales	11,918,579	22.1%	8,097,636	19.8%	47.2%
Total net sales	$53,906,973	100.0%	$40,980,518	100.0%	31.5%

NTIC’s joint venture operating income decreased 25.6% to $2,695,000 during the three months ended May 31, 2022, compared to joint venture operating income of $3,623,000 during the three months ended May 31, 2021. This decrease was attributable to the acquisition of the remaining 50% ownership interest of Zerust India, and higher expenses and lower gross margin at the Company’s joint ventures. Net sales of NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, decreased 16.8% to $26,594,000 during the three months ended May 31, 2022, compared to $31,960,000 for the three months ended May 31, 2021. Year-to-date, NTIC’s joint venture operating income decreased 26.3% to $7,498,000, compared to joint venture operating income of $10,168,000 during the nine months ended May 31, 2021. Net sales of NTIC’s joint ventures decreased 10.9% to $78,219,000 during the nine months ended May 31, 2022, compared to $87,795,000 for the nine months ended May 31, 2021.

Operating expenses, as a percent of net sales, for the third quarter of fiscal 2022 were 37.5%, compared to 40.9% for the same period last fiscal year. Year-to-date, operating expenses, as a percent of net sales, were 38.8%, compared to 44.1% for the same period last fiscal year. The third quarter and year-to-date improvements in operating leverage were due to higher sales in both periods.

The Company reported net income attributable to NTIC for the third quarter of fiscal 2022 of $1,000,000, or $0.11 per diluted share, compared to net income of $2,054,000, or $0.21 per diluted share, for the same period last fiscal year. For the nine months ended May 31, 2022, net income attributable to NTIC increased to $5,677,000, or $0.59 per diluted share, from $4,629,000, or $0.47 per diluted share, for the same period last fiscal year.

Non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $1,106,000, or $0.12 per diluted share, for the third quarter of fiscal 2022, compared to $2,054,000, or $0.21 per diluted share, for the same quarter last fiscal year. Year-to-date, NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $2,279,000, or $0.24 per diluted share, compared to $2,575,000, or $0.26 per diluted share, for the same quarter last fiscal year.

NTIC’s consolidated balance sheet remains strong, with working capital of $24,727,000 as of May 31, 2022, including $6,123,000 in cash and cash equivalents, $6,000 in available for sale securities, and an outstanding revolving line of credit balance of $4,700,000, compared to $25,231,000 of working capital as of August 31, 2021, including $7,681,000 in cash and cash equivalents and $5,000 in available for sale securities, and no outstanding line of credit balance.

At May 31, 2022, the Company had $22,194,000 of investments in joint ventures, of which over $11,878,000, or 53.5%, is cash, with the remaining balance primarily invested in other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the third quarter of fiscal 2022 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register.vevent.com/register/BI510751b5d54a4a878fd33f0e4553e2fe

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/wov3bhtf. A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 45 years and, in recent years, has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s belief that it is well positioned for continued sales growth and improving profitability in the fourth quarter of fiscal 2022 and that recent government actions to ease COVID-19 restrictions will benefit sales and profitability in the coming quarters and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effects of the COVID-19 pandemic on NTIC’s business and operating results; the effects of supply chain and shipping issues on NTIC’s business and operating results; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the effect of economic uncertainty and trade disputes; NTIC’s dependence on its joint ventures, including in particular in Germany, its relationships with its joint venture partners and the success of its joint ventures, including fees and dividend distributions that NTIC receives from them; risks associated with NTIC’s international operations, including its NTIC China operations, its acquisition of the remaining 50% ownership interest in Zerust India, the United Kingdom’s exit from the European Union and exposure to fluctuations in foreign currency exchange rates and tariffs, including in particular the Euro compared to the U.S. dollar; the effect of the, economic slowdown and political unrest, including the current conflict between Russia and Ukraine; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the Company’s filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the fiscal year ended August 31, 2021 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures, including net sales, excluding net sales attributable to Zerust India, adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. The reasons for the use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF MAY 31, 2022 (UNAUDITED)
AND AUGUST 31, 2021 (AUDITED)

	May 31, 2022	August 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,123,269	$7,680,641
Available for sale securities	5,574	4,634
Receivables:
Trade, excluding joint ventures, less allowance for doubtful accounts of $382,000 as of May 31, 2022 and August 31, 2021	13,834,580	11,128,805
Trade, joint ventures	857,172	624,808
Fees for services provided to joint ventures	1,243,214	1,505,127
Income taxes	418,967	386,574
Inventories	13,866,229	11,114,207
Prepaid expenses	2,619,260	1,302,293
Total current assets	38,968,265	33,747,089

PROPERTY AND EQUIPMENT, NET	12,071,277	11,821,458

OTHER ASSETS:
Investments in joint ventures	22,194,433	27,623,768
Deferred income taxes	—	92,554
Patents and trademarks, net	717,795	709,572
Goodwill	4,782,376	—
Intangible asset, net	6,029,650	—
Operating lease right of use asset	421,601	376,438
Total other assets	34,145,855	28,802,332
Total assets	$85,185,397	$74,370,879

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,004,897	$4,290,972
Line of credit	4,700,000	—
Income taxes payable	99,865	178,923
Accrued liabilities:
Payroll and related benefits	2,029,241	2,879,468
Other	1,333,153	894,497
Current portion of operating lease	74,331	272,336
Total current liabilities	14,241,487	8,516,196
LONG-TERM LIABILITIES:
Deferred income tax, net	1,920,970	—
Operating lease, less current portion	347,270	104,102
Total long-term liabilities	2,268,240	104,102

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of May 31, 2022 and August 31, 2021; issued and outstanding 9,232,483 and 9,184,811, respectively	184,650	183,696
Additional paid-in capital	19,706,248	18,736,268
Retained earnings	50,714,961	46,973,092
Accumulated other comprehensive loss	(5,383,400)	(3,525,030)
Stockholders’ equity	65,222,459	62,368,026
Non-controlling interests	3,453,211	3,382,555
Total equity	68,675,670	65,750,581
Total liabilities and equity	$85,185,397	$74,370,879

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2022 AND 2021

	Three Months Ended May 31,		Nine Months Ended May 31,
	2022	2021	2022	2021
NET SALES:
Net sales, excluding joint ventures	$18,436,253	$14,164,604	$51,654,355	$38,619,353
Net sales, to joint ventures	528,668	1,253,920	2,252,618	2,361,165
Total net sales	18,964,921	15,418,524	53,906,973	40,980,518
Cost of goods sold	12,722,833	10,152,582	36,977,620	26,997,582
Gross profit	6,242,088	5,265,942	16,929,353	13,982,936

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,364,597	2,033,536	3,662,178	5,779,260
Fees for services provided to joint ventures	1,329,988	1,589,621	3,835,755	4,388,866
Total joint venture operations	2,694,585	3,623,157	7,497,933	10,168,126

OPERATING EXPENSES:
Selling expenses	3,450,308	3,171,657	9,659,457	8,745,433
General and administrative expenses	2,560,487	2,072,195	7,675,622	6,125,151
Research and development expenses	1,102,942	1,066,493	3,557,437	3,217,410
Total operating expenses	7,113,737	6,310,345	20,892,516	18,087,994

OPERATING INCOME	1,822,936	2,578,754	3,534,770	6,063,068

REMEASUREMENT GAIN ON ACQUISITION OF EQUITY METHOD INVESTEE	—	—	3,951,550	—

INTEREST INCOME	15,925	10,676	36,777	95,852
INTEREST EXPENSE	(23,784)	(3,044)	(34,079)	(10,661)

INCOME BEFORE INCOME TAX EXPENSE	1,815,077	2,586,386	7,489,018	6,148,259

INCOME TAX EXPENSE	604,314	276,338	1,260,437	929,588

NET INCOME	1,210,763	2,310,048	6,228,581	5,218,671

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	210,596	256,132	551,808	589,781

NET INCOME ATTRIBUTABLE TO NTIC	$1,000,167	$2,053,916	$5,676,773	$4,628,890

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.11	$0.23	$0.62	$0.51
Diluted	$0.11	$0.21	$0.59	$0.47

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,227,912	9,109,861	9,216,216	9,107,243
Diluted	9,578,797	9,972,000	9,682,646	9,829,052
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.07	$0.065	$0.21	$0.13

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including quarterly net sales growth, excluding incremental sales attributable to Zerust India, adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are information supplemental and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following table provides reconciliations of financial measures calculated and reported in accordance with GAAP as well as adjusted non-GAAP financial measures presented in the accompanying release. The following is a reconciliation of NTIC’s reported net sales and adjusted net sales, excluding net sales attributable to Zerust India, on both a dollar and percentage increase basis.

	Three Months Ended May 31,		%
	2022	2021	Increase

Net sales, as reported	$18,964,921	$15,418,524	23.0%
Deduct: Net sales attributable to Zerust India	2,580,862	—
Adjusted net sales, excluding net sales attributable to Zerust India	$16,384,059	$15,418,524	6.3%

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per common share, in each case, as adjusted to exclude the net one-time gain related to the acquisition of the remaining 50% ownership interest of Zerust India and certain other adjustments as described below.

	Three Months Ended May 31,		Nine Months Ended May 31,
	2022	2021	2022	2021

Net income, as reported	$1,000,167	$2,053,916	$5,676,773	$4,628,890
Adjustments for adjusted net income:
Expenses related to Zerust India transaction	-	-	115,000	-
Gain on purchase of Zerust India	-	-	(4,612,638)	-
Cumulative foreign currency adjustment	-	-	661,088	-
Amortization expense	105,350	-	317,350	-
Tax impact of adjusted items	-	-	121,000	-
Adjusted net income	$1,105,517	$2,053,916	$2,278,573	$4,628,890

Weighted average shares outstanding (diluted)	9,578,797	9,972,000	9,682,646	9,829,052
Diluted net income per share, as reported	0.11	0.21	0.59	0.47
Adjustments for adjusted net income, net of tax impact, per diluted share [1]	0.01	-	(0.35)	-
Diluted adjusted net income per share	$0.12	$0.21	$0.24	$0.47

[1] Includes adjustments related to the items noted above, net of tax

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600